Exhibit 99.2

AMC NETWORKS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

AMC Networks Inc., together with its direct and indirect subsidiaries are referred to herein collectively as “we,” “our,” “AMC Networks,” or the “Company.”
On January 31, 2014, certain subsidiaries of the Company, purchased substantially all of Chellomedia, the international content division of Liberty Global plc, for a purchase price of €750 million (approximately $1.0 billion), subject to adjustments for working capital, cash, and indebtedness acquired and for the purchase of certain equity method investments. We funded the purchase price with cash on hand and also borrowed an additional $600 million under our term loan A facility.
The following pro forma financial information is based on the historical consolidated financial statements of AMC Networks and the historical combined financial statements of Chellomedia Group (a combination of certain programming and content distribution subsidiaries and assets purchased from Liberty Global plc) and is intended to provide information about how the acquisition of Chellomedia Group and related financing may have affected AMC Networks' historical consolidated financial statements if they had closed as of January 1, 2012, in the case of the unaudited pro forma condensed consolidated statements of operations information, and as of September 30, 2013, in the case of the unaudited pro forma condensed consolidated balance sheet information. The pro forma financial information is based on available information and assumptions that we believe are reasonable. The pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our financial condition or results of operations would have been had the transactions described above occurred on the dates indicated. The pro forma financial information also should not be considered representative of our future financial condition or results of operations.
We have applied acquisition accounting to Chellomedia. Chellomedia Group's assets and liabilities were recorded at their estimated fair values. Pro forma purchase price allocation adjustments have been made for the purpose of providing pro forma financial information based on current estimates and currently available information, and are subject to revision based on final determinations of fair value and final allocation of purchase price to the assets and liabilities of the business acquired.
The unaudited pro forma condensed consolidated statements of operations do not reflect the realization of any expected cost savings and other synergies resulting from the acquisition as a result of any cost saving initiatives planned subsequent to the completion of the acquisition nor do they reflect any nonrecurring costs directly attributable to the acquisition. Total direct acquisition costs amounted to approximately $22 million of which $19 million was incurred subsequent to September 30, 2013 and $3 million was incurred and adjusted in the unaudited pro forma condensed consolidated statement of operations as of September 30, 2013, as these costs are nonrecurring costs.
Assumptions underlying the pro forma adjustments are described in the accompanying notes and should be read in conjunction with the historical consolidated financial statements contained in the AMC Networks' annual report on Form 10-K for the year ended December 31, 2012 and the AMC Networks' quarterly report on Form 10-Q for the quarter ended September 30, 2013 and Chellomedia Group's historical combined financial statements included in Exhibit 99.1 contained in this Form 8-K/A.

AMC NETWORKS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2013
(Dollars in thousands)

	AMC Networks Historical	Chellomedia Group Historical	Pro Forma Adjustments		AMC Networks Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$509,676	$23,187	$(454,771)	a	$78,092
Accounts receivable, trade	317,140	152,761	(26,461)	b, d	443,440
Amounts due from related parties, net	3,912	—	—		3,912
Current portion of program rights, net	315,219	64,280	10,139	f	389,638
Prepaid expenses and other current assets	40,115	7,208	2,450	c, d	49,773
Deferred tax asset, net	18,558	4,862	(3,301)	d, o	20,119
Assets held for sale	—	—	29,920	d	29,920
Total current assets	1,204,620	252,298	(442,024)		1,014,894
Property and equipment, net of accumulated depreciation	68,371	37,561	14,806	d, e	120,738
Program rights, net	843,208	35,222	3,823	f	882,253
Amounts due from related parties, net	2,174	51,335	(51,335)	d, g	2,174
Deferred carriage fees, net	46,705	—	—		46,705
Intangible assets, net	212,002	166,817	129,336	h	508,155
Goodwill	77,387	221,587	322,324	i	621,298
Other assets	70,320	44,700	12,725	d, j	127,745
Total assets	$2,524,787	$809,520	$(10,345)		$3,323,962
LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY
Current Liabilities:
Accounts payable	$61,327	$41,988	$(4,127)	d	$99,188
Accrued liabilities	101,789	94,754	(48,156)	d, k	148,387
Current portion of program rights obligations	217,866	19,884	9,873	f	247,623
Deferred revenue	31,699	5,219	(5,219)	b, d	31,699
Current portion of capital lease obligations	1,676	—	—		1,676
Liabilities held for sale	—	—	28,171	d	28,171
Total current liabilities	414,357	161,845	(19,458)		556,744
Program rights obligations	403,673	—	4,089	f	407,762
Long-term debt	2,155,405	203,148	397,939	d, l	2,756,492
Capital lease obligations	12,832	—	—		12,832
Deferred tax liability, net	70,825	9,883	18,854	d, o	99,562
Other liabilities	79,625	13,607	(159)	d	93,073
Total liabilities	3,136,717	388,483	401,265		3,926,465
Commitments and contingencies
Stockholders’ (deficiency) equity:
AMC Networks stockholders’ deficiency	(612,615)	—	(25,499)	m	(638,114)
Chellomedia owners’ equity	—	386,111	(386,111)	n	—
Noncontrolling interests	685	34,926	—		35,611
Total stockholders’ (deficiency) equity	(611,930)	421,037	(411,610)		(602,503)
Total liabilities and stockholders’ (deficiency) equity	$2,524,787	$809,520	$(10,345)		$3,323,962
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

AMC NETWORKS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2013
(In thousands, except per share amounts)

	AMC Networks Historical	Chellomedia Group Historical	Pro Forma Adjustments		AMC Networks Pro Forma
Revenues, net	$1,156,611	$335,245	$(69,771)	p	$1,422,085
Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	431,389	212,016	(63,682)	p	579,723
Selling, general and administrative	314,383	67,072	(8,694)	p, q	372,761
Impairment, restructuring and other operating items, net	—	6,063	—		6,063
Depreciation and amortization	46,588	26,164	825	p, r	73,577
Litigation settlement gain	(132,944)	—	—		(132,944)
	659,416	311,315	(71,551)		899,180
Operating income	497,195	23,930	1,780		522,905
Other income (expense):
Interest expense	(86,902)	(19,482)	4,870	s	(101,514)
Interest income	599	2,921	(2,921)	t	599
Miscellaneous, net	(411)	(4,145)	532	p	(4,024)
	(86,714)	(20,706)	2,481		(104,939)
Income from continuing operations before income taxes	410,481	3,224	4,261		417,966
Income tax expense	(155,283)	(9,172)	5,283	u	(159,172)
Net income (loss) from continuing operations including noncontrolling interests	255,198	(5,948)	9,544		258,794
Net loss (income) attributable to noncontrolling interests	161	(1,106)	—		(945)
Net income (loss) attributable to AMC Networks’ stockholders	$255,359	$(7,054)	$9,544		$257,849

Net income per share attributable to AMC Networks’ stockholders:
Basic	$3.57				$3.61
Diluted	$3.51				$3.55

Weighted average common shares:
Basic	71,504				71,504
Diluted	72,660				72,660

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

AMC NETWORKS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2012
(In thousands, except per share amounts)

	AMC Networks Historical	Chellomedia Group Historical	Pro Forma Adjustments		AMC Networks Pro Forma
Revenues, net	$1,352,577	$430,505	$(112,092)	p	$1,670,990
Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	507,436	274,064	(96,628)	p	684,872
Selling, general and administrative	396,926	86,050	(8,239)	p	474,737
Impairment, restructuring and other operating items, net	(3)	9,822	—		9,819
Depreciation and amortization	85,380	29,523	4,476	p, r	119,379
	989,739	399,459	(100,391)		1,288,807
Operating income	362,838	31,046	(11,701)		382,183
Other income (expense):
Interest expense	(127,778)	(28,618)	8,740	s	(147,656)
Interest income	502	5,301	(5,301)	t	502
Write-off of deferred financing costs	(1,862)	—	—		(1,862)
Loss on extinguishment of debt	(10,774)	—	—		(10,774)
Gains due to change in ownership	—	54,313			54,313
Miscellaneous, net	(652)	(22,782)	1,317	p	(22,117)
	(140,564)	8,214	4,756		(127,594)
Income from continuing operations before income taxes	222,274	39,260	(6,945)		254,589
Income tax expense	(86,058)	(26,684)	10,758	u	(101,984)
Net income from continuing operations including noncontrolling interests	136,216	12,576	3,813		152,605
Net income attributable to noncontrolling interests	—	(4,810)	—		(4,810)
Net income attributable to AMC Networks’ stockholders	$136,216	$7,766	$3,813		$147,795

Net income per share attributable to AMC Networks’ stockholders:
Basic	$1.94				$2.10
Diluted	$1.89				$2.05

Weighted average common shares:
Basic	70,374				70,374
Diluted	72,236				72,236

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

AMC NETWORKS INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)

(1) Basis of Presentation
AMC Networks Inc., together with its direct and indirect subsidiaries are referred to herein collectively as “we,” “our,” “AMC Networks,” or the “Company.”
The pro forma financial information is based on the historical consolidated financial statements of AMC Networks and the historical combined financial statements of Chellomedia Group (a combination of certain programming and content distribution subsidiaries and assets purchased from Liberty Global plc) and is intended to provide information about how the acquisition of Chellomedia Group and related financing may have affected AMC Networks' historical consolidated financial statements if they had closed as of January 1, 2012, in the case of the unaudited pro forma condensed consolidated statements of operations information, and as of September 30, 2013, in the case of the unaudited pro forma condensed consolidated balance sheet information. The pro forma financial information is based on available information and assumptions that we believe are reasonable. The pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our financial condition or results of operations would have been had the transactions described above occurred on the dates indicated. The pro forma financial information also should not be considered representative of our future financial condition or results of operations.
We applied acquisition accounting to Chellomedia. Chellomedia Group's assets and liabilities were recorded at their estimated fair values. Preliminary purchase price allocation adjustments have been made for the purpose of providing pro forma financial information based on current estimates and currently available information, and are subject to revision based on final determinations of fair value and final allocation of purchase price to the assets and liabilities of the business acquired.
The historical combined financial statements of Chellomedia Group were translated into US dollars for balance sheet accounts using the spot rate in effect at the balance sheet date and for revenue and expense accounts using the average exchange rates in effect during the applicable periods.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of AMC Networks included in our annual report on Form 10-K for the year ended December 31, 2012 and quarterly report on Form 10-Q for the quarter ended September 30, 2013 and Chellomedia Group's historical combined financial statements included in Exhibit 99.1 contained in this Form 8-K/A.
(2) Acquisition of Chellomedia
On January 31, 2014, certain subsidiaries of the Company, purchased substantially all of Chellomedia, the international content division of Liberty Global plc ("Liberty Global"), for a purchase price of €750 million (approximately $1.0 billion), subject to adjustments for working capital, cash, and indebtedness acquired and for the purchase of certain equity method investments. We funded the purchase price with cash on hand and also borrowed an additional $600,000 under our term loan A facility.
The acquisition provides AMC Networks with television channels that are distributed to more than 390 million subscribers in over 130 countries and span a wide range of programming genres, most notably movie and entertainment networks. The acquisition of Chellomedia's operating businesses include: Chello Central Europe, Chello Latin America, Chello Multicanal, Chello Zone, the broadcast solutions unit, Chello DMC, and the ad sales unit, Atmedia. The acquisition provides us with the opportunity to accelerate and enhance our international expansion strategy. We view this international opportunity as one that has the potential to provide long-term growth and value.
The estimated fair values of assets acquired and liabilities assumed as of September 30, 2013 presented in the table below were based on a preliminary valuation and our estimates and assumptions are subject to change. The primary estimated fair values that are not yet finalized relate to the valuation of intangible assets, property and equipment and noncontrolling interests acquired.

AMC NETWORKS INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Consideration Transferred (1):
Cash	$1,010,631

Preliminary purchase price allocation:
Cash	$23,187
Accounts receivable, trade	126,300
Program rights	113,464
Prepaid expenses and other current assets	8,855
Deferred tax asset, net	1,862
Property and equipment	52,367
Intangible assets	296,153
Assets held for sale	29,920
Other assets	39,469
Accounts payable	(37,861)
Accrued liabilities	(46,598)
Program rights obligations	(33,846)
Deferred tax liability, net	(30,007)
Liabilities held for sale	(28,171)
Other liabilities	(13,448)
Noncontrolling interests acquired	(34,926)
Fair value of net assets acquired	466,720
Goodwill	543,911
$1,010,631
(1) The cash consideration transferred is subject to adjustments for working capital, net debt acquired and for the certain equity method investments that were not acquired at the acquisition date.
(3) Acquisition Related Financing
On December 16, 2013, the Company entered into an amended and restated credit agreement, which amends and restates AMC Networks’ prior credit agreement dated June 30, 2011 in its entirety.
The amended and restated credit agreement provides us with senior secured credit facilities consisting of (a) an initial $880,000 term loan A that was used by AMC Networks to retire the then outstanding term loan A facility provided under the June 30, 2011 original credit agreement, (b) a subsequent $600,000 term loan A which was drawn on January 31, 2014 upon the satisfaction of certain conditions related to consummation of AMC Networks’ acquisition of Chellomedia, and (c) a $500,000 revolving credit facility. The revolving credit facility was not drawn upon on December 16, 2013 and remained undrawn at January 31, 2014.
The interest rate applied to the $600,000 principal amount for purposes of the unaudited pro forma condensed consolidated statements of operations is 2.16%, which is based on the rate in effect when drawn on January 31, 2014.

AMC NETWORKS INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)

(4) Reclassifications
Certain line items in the historical combined financial statements of Chellomedia Group were combined and/or reclassified to conform to the presentation used in our historical consolidated financial statements and the unaudited pro forma condensed consolidated financial information as follows:

Reclassifications for the unaudited pro forma condensed consolidated balance sheet:
	Classification in Chellomedia Group Financial Statements (in €)	Classification in Chellomedia Group Financial Statements (in $)	Reclassification to Conform to AMC Networks Financial Statements
As of September 30, 2013
Assets
Trade receivables, net - related party	€20,172	$27,279
Other receivables, net	€32,945	$44,552
Accounts receivable, trade			$71,831

Programming prepayments	€13,212	$17,867
Current portion of program rights, net			$17,867

Other current assets	€3,595	$4,862
Deferred tax asset, net			$4,862

Investments	€16,135	$21,819
Other assets			$21,819

Other assets, net	€15,383	$20,802
Intangible assets, net			$20,802

Liabilities
Accounts payable and accrued liabilities - related party	€15,382	$20,801
Accounts payable			$20,801

Accrued interest payable - related party	€22,638	$30,613
Other current liabilities	€12,690	$17,161
Accrued liabilities			$47,774

Accrued liabilities	€3,859	$5,219
Deferred revenue			$5,219

Accrued liabilities	€14,704	$19,884
Current portion of program rights obligations			$19,884

Long-term debt related party	€150,224	$203,148
Long-term debt			$203,148
In addition, certain reclassifications were made to the historical presentation of Chellomedia Group's combined statements of operations to conform to the presentation used in our historical consolidated financial statements and unaudited pro forma condensed consolidated statements of operations. Specifically, (i) related-party fees and allocations, net of $8,488 (€6,445) and $10,528 (€7,994) for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively, as presented in the Chellomedia Group financial statements, was reclassified to selling, general and administrative in the unaudited pro forma

AMC NETWORKS INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)

condensed consolidated statements of operations, and (ii) realized and unrealized losses due to changes in fair values of certain investments, net of $2,753 (€2,090) and $21,699 (€16,476) for the nine months ended September 30, 2013 and for the year ended December 31, 2012, respectively, as presented in the Chellomedia Group financial statements, was reclassified to miscellaneous, net in the unaudited pro forma condensed consolidated statements of operations.
(5) Pro Forma Adjustments
The unaudited pro forma adjustments reflect those transactions that are a direct result of the acquisition and related financing and for the unaudited pro forma condensed consolidated statements of operations, are expected to have a continuing impact. The unaudited pro forma adjustments are as follows:
Balance Sheet Adjustments
(a) Represents the following adjustments to cash and cash equivalents:

Initial cash paid for purchase price	$(1,010,631)
Additional indebtedness under our term loan A facility	600,000
Direct transaction costs	(22,465)
Deferred financing fees	(21,675)
$(454,771)
(b) Represents the offset of deferred revenue against the related accounts receivable amounts of $4,675 related to a change in presentation of deferred revenue to conform to AMC Networks' accounting policy and an indemnity receivable of $885 relating to a reserve for certain uncollectible accounts at the acquisition date that are indemnified by Liberty Global.
(c) Represents an indemnity receivable of $3,949 relating to certain contingencies at the acquisition date that are indemnified by Liberty Global.
(d) Represents the estimated fair value less the estimated costs to sell the Atmedia business acquired that is held for sale at the acquisition date:

Accounts receivable, trade	$22,671
Prepaid expenses and other current assets	1,499
Property and equipment, net of accumulated depreciation	2,368
Amounts due from related parties, net	2,162
Other assets	20
Deferred taxes	1,200
Assets held for sale	$29,920

Accounts payable	$4,127
Accrued liabilities	17,543
Deferred revenue	544
Long-term debt	4,697
Deferred tax liability, net	72
Other liabilities	159
Estimated costs to sell	1,029
Liabilities held for sale	$28,171
(e) Represents the incremental increase in estimated fair values of property and equipment acquired of $17,174.
(f) Represents an increase in program rights and program rights obligations of $13,962 to conform to AMC Networks' accounting policy related to licensed program rights and the related obligations where no uncertainty with respect to either cost, acceptability or availability exists. If such uncertainty exists, those rights and obligations are recorded at the earlier of when the uncertainty is resolved or the license period begins.

AMC NETWORKS INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)

(g) Represents the offset of $49,173 for related party loans receivable and a non-interest bearing receivable from Liberty Global in the historical combined financial statements of Chellomedia Group against the related party debt to Liberty Global acquired by AMC Networks and eliminated in consolidation.
(h) Represents the increase in estimated fair value of identifiable intangible assets acquired as follows:

	Estimated Fair Value	Estimated Useful Lives
Affiliate relationships	$231,243	10 to 18 years
Trade names	64,910	20 years
Elimination of Chellomedia Group's historical intangible assets, net	(166,817)
	$129,336
(i) Represents the following adjustments to goodwill:

Preliminary estimate of goodwill relating to the acquisition	$543,911
Elimination of Chellomedia Group's historical goodwill	(221,587)
$322,324
(j) Represents the following adjustments to other assets:

Deferred financing costs associated with the amended and restated credit facility	$21,675
Write-off a portion of deferred financing costs related to the June 30, 2011 original credit facility	(3,719)
Elimination of certain equity method investments that were not acquired at the acquisition date	(5,680)
Indemnity receivable relating to certain contingencies at the acquisition date that are indemnified by Liberty Global	469
$12,745
(k) Represents the elimination of related party interest payable to Liberty Global of $30,613 in the historical combined financial statements of Chellomedia Group. These amounts were acquired by AMC Networks and eliminate in consolidation.
(l) Represents the following adjustments to long-term debt:

Proceeds of the additional indebtedness under our term loan A facility used to fund a portion of the acquisition	$600,000
Write-off of a portion of the unamortized discount associated with the June 30, 2011 original credit agreement	1,087
Elimination of related party debt to Liberty Global that was acquired by AMC Networks	(198,451)
$402,636
(m) Represents the following adjustments to AMC Networks' stockholders’ deficiency:

Accumulated deficit impact of direct transaction costs associated with the acquisition	$(22,465)
Accumulated deficit impact of the write-off of a portion of deferred financing costs and the unamortized discount related to the June 30, 2011 original credit facility	(4,806)
Adjustment to AMC Networks' valuation allowance relating to deferred taxes	1,772
$(25,499)
(n) Represents the elimination of Chellomedia Group's historical owners' equity.
(o) Represents the income tax effects of the above adjustments and an adjustment to AMC Networks' valuation allowance to increase current deferred tax asset, net of $502 and decrease noncurrent deferred tax liability, net of $1,270, relating primarily to certain foreign and local income tax credit carryforwards.

AMC NETWORKS INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)

Statements of Operations Adjustments
(p) Represents the elimination of the operating results of the Atmedia business which is classified as discontinued operations at the acquisition date:

	Nine Months Ended September 30, 2013	Year ended December 31, 2012
Revenues, net	$(69,771)	$(112,092)
Technical and operating	(63,682)	(96,628)
Selling, general and administrative	(5,580)	(8,239)
Depreciation and amortization	(747)	(942)
Miscellaneous, net	532	1,317
	$770	$(4,966)
(q) Represents the elimination of direct transaction costs of $3,114 incurred during the nine months ended September 30, 2013, which were included in the historical financial statements of AMC Networks.
(r) Represents the following adjustments to depreciation and amortization expense, excluding discontinued operations of Atmedia:

	Nine Months Ended September 30, 2013	Year ended December 31, 2012
Estimated amortization of amortizable intangible assets, amortized over a range of 10 to 20 years	$14,916	$19,417
Estimated incremental depreciation on fair value adjustment to property and equipment, depreciated on a straight-line basis over an estimated period of 5 years	2,509	3,266
Elimination of Chellomedia Group's historical amortization of intangible assets	(15,853)	(17,265)
	$1,572	$5,418
(s) Represents the following adjustments to interest expense:

	Nine Months Ended September 30, 2013	Year ended December 31, 2012
Chellomedia Group related party interest expense due to Liberty Global acquired by AMC Networks and eliminated in consolidation	$19,842	$28,618
Interest expense on additional indebtedness (1)	(13,031)	(17,375)
Amortization of deferred financing costs (2)	(1,941)	(2,503)
	$4,870	$8,740
_________________
(1) Represents additional interest expense on our amended and restated credit agreement which is subject to variable interest rates. The interest rate used for all periods is 2.16%, which is based on the interest rate in effect on January 31, 2014. A hypothetical 1/8% percentage point change in the variable interest rate could increase or decrease our annual interest expense by approximately $1,850.
(2) Represents the amortization of deferred financing costs of $21,675 in connection with the amended and restated credit facility. Deferred financing costs are amortized to interest expense utilizing the effective interest method, over the term of each respective component of the credit facility.
(t) Represents the elimination of $2,921 and $5,301 for the nine months ended September 30, 2013 and year ended December 31, 2012, respectively, in interest income on related party loans to Liberty Global that were acquired in the acquisition and eliminate in consolidation.

AMC NETWORKS INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)

(u) Represents the income tax impact of the pro forma adjustments including, (i) interest expense on our amended and restated credit agreement and amortization of the related deferred financing costs, and (ii) an increase in depreciation and amortization expense due to the increase in estimated fair values of the related assets.
(6) Items Not Adjusted in the Unaudited Pro Forma Condensed Consolidated Financial Statements
As a result of the acquisition, Liberty Global will no longer provide a number of corporate services to Chellomedia Group, the cost of which was allocated to Chellomedia Group in its historical combined financial statements. In the future, these services will be provided to Chellomedia Group under new arrangements with AMC Networks. No adjustment has been reflected in the unaudited pro forma condensed consolidated statements of operations for any differences between the actual costs allocated to Chellomedia Group in its historical combined financial statements and those estimated costs that will be incurred as part of new arrangements with AMC Networks.
Income tax expense included in the unaudited pro forma condensed consolidated statements of operations does not include the effect of valuation allowance adjustments to AMC Networks' deferred tax assets relating to the expected benefit of utilizing certain foreign tax credits for which a valuation allowance is no longer necessary as this adjustment is considered nonrecurring.
The unaudited pro forma condensed consolidated statements of operations does not reflect the realization of any expected cost savings and other synergies resulting from the acquisition as a result of any cost saving initiatives planned subsequent to the completion of the acquisition nor do they reflect any nonrecurring costs directly attributable to the acquisition. Total direct acquisition costs amounted to $22,465, of which $19,351 was incurred subsequent to September 30, 2013.